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                                                                     Exhibit 3.2


                                   BY-LAWS OF
                         GENERAC PORTABLE PRODUCTS, INC.

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than one (1) member. The first Board shall consist of six (6) directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders by a majority of the stockholders then entitled to vote, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; PROVIDED, HOWEVER, that unless otherwise restricted by the Certificate of Incorporation or By-Laws, any director or the entire Board of Directors may be removed, but only for cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation shall be held on such date, at such time and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         SECTION 3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each stockholder entitled to vote at or to notice of, such meeting at the address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such stockholder waives notice of the meeting. If an agreement of merger or consolidation or a sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the Corporation is to be considered at any annual or special meeting, the written notice shall state the purpose of such meeting and shall be given to each stockholder, whether or not entitled to vote thereon, not less than twenty (20) days before such meeting. Any stockholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if such stockholder is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting.

         Notice of any meeting may be given by the President, the Secretary or the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting, unless the adjournment is for more than thirty days.

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                                                                               2


         SECTION 4. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are (i) the stockholders entitled to examine the stock ledger, (ii) the stockholders listed on the books of the Corporation or (iii) entitled to vote in person or by proxy at any meeting of the stockholders.

         SECTION 5. QUORUM; REQUIRED STOCKHOLDER VOTE. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, corporate action to be taken by stockholder vote, including the election of directors, shall be authorized in the manner specified in the Certificate of Incorporation of the Corporation, except as otherwise provided by law. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding withdrawal of enough stockholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         SECTION 6. PROXIES. A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy.

         SECTION 7. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 8. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or

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entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (y) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 9. NOTICE OF STOCKHOLDER BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or
(iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the

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contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 9. The Chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 10. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation then entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT") (including, without limitation, a copy of such person's written consent to being named as a nominee and to serving as a director if elected) and (B) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the series, class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 10. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedure prescribed by this Section 10, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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Nothing in this Section 10 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Securities Exchange Act.

                                   ARTICLE II
                                    DIRECTORS

         SECTION 1. DIRECTORS. The number of directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the members of the entire Board of Directors, but shall consist of not less than one (1) member. The first Board shall consist of six (6) directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders by a majority of the stockholders then entitled to vote, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; PROVIDED, HOWEVER, that unless otherwise restricted by the Certificate of Incorporation or By-Laws, any director or the entire Board of Directors may be removed, but only for cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

         SECTION 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Delaware General Corporation Law or any successor statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding then having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         SECTION 3. MANAGEMENT. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         SECTION 4. MEETINGS OF THE BOARD; NOTICE OF MEETINGS; WAIVER OF NOTICE. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the

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annual meeting of stockholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two directors, unless the Board consists of one director, in which case special meetings may be called by the sole director. Written notice of the time and place of such meetings shall be given to each director by first class mail or facsimile at least four (4) days before the meeting or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Delaware.

         SECTION 5. QUORUM; VOTE REQUIREMENT. A majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the votes represented by directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Certificate of Incorporation or by these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

         SECTION 6. ACTION OF BOARD WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

         SECTION 7. TELEPHONE CONFERENCE MEETINGS. Unless the Certificate of Incorporation otherwise provides, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or any committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

         SECTION 8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate such committees as it deems necessary or desirable, each such committee to consist of one or more of the directors of the Corporation. Vacancies in the membership of such committees shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Any such committee may authorize the seal of the Corporation

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to be affixed to all papers which may require it and, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided that no committee shall have the authority of the Board of Directors in reference to (i) an amendment to the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) the adoption of an agreement of merger or consolidation, (iii) the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the Corporation, (iv) a voluntary dissolution of the Corporation or a revocation thereof or (v) an amendment to the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors.

         SECTION 9. COMPENSATION. Compensation for the directors shall be determined by the Board of Directors; PROVIDED, that no officer of the Corporation who is also a director shall receive any compensation which would otherwise be payable to such person as a director. All directors, including a director who is also an officer, shall be entitled to recover reasonable out-of-pocket expenses relating to such person's serving as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE III
                                    OFFICERS

         SECTION 1.  OFFICERS.

         (a) The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of paragraph (c) of this

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Section 1. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. The office of Secretary and Treasurer may be occupied by the same person.

         (b) The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

         (c) The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         (d) The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         (e) The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

         SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws.

         SECTION 3. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President of the Corporation shall, subject to the control of the Board of Directors, oversee the development of the Corporation's business, including, without limitation, strategic planning, technological application and product enhancements, and have control of the Corporation's business and manage the officers of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President of corporations,

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and shall have such other powers and duties as may be prescribed by the Board of
Directors or these By-Laws.

         SECTION 4. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

         SECTION 5. SECRETARY AND ASSISTANT SECRETARY.

         (a) The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

         (b) The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         SECTION 6. TREASURER AND ASSISTANT TREASURER.

         (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all

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of the Treasurer's transactions undertaken as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the Treasurer's control belonging to the Corporation.

         (b) The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IV
                                      STOCK

         SECTION 1. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented, and the date of issue; and which shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of

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                                                                              11


such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "CANCELED" and filed with the permanent stock records of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

         SECTION 3. REGISTERED STOCKHOLDERS. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                    ARTICLE V
                        DEPOSITORIES, SIGNATURES AND SEAL

         SECTION 1. DEPOSITORIES. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

         SECTION 2. CONTRACTS AND DEEDS. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

         SECTION 3. SEAL. The seal of the Corporation shall be in such form as the Board of Directors shall so prescribe:

                    If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

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                                                                              12


                                   ARTICLE VI
                                 INDEMNIFICATION

         SECTION 1. POWER OF INDEMNIFICATION. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith and such indemnification may be continued as to a person who has ceased to be an officer, employee or agent of the Corporation (or other entity) and shall inure to the benefit of his heirs, executors and administrators.

         SECTION 2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses incurred in defending any Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

         SECTION 3. PAYMENT OF INDEMNIFICATION. If a claim for indemnification or payment of expenses under this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may at any time thereafter file suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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         SECTION 4. INDEMNIFICATION NOT EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 6. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         SECTION 7. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII
                                    DIVIDENDS

         SECTION 1. PAYMENT OF DIVIDENDS. Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

         SECTION 2. RESERVE FUND. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

         The Board of Directors shall have the power, without stockholder action, to alter, amend or repeal the By-Laws or adopt new By-Laws, but any By-Laws adopted by the Board of Directors may be altered, amended, or repealed and new By-Laws adopted by the stockholders; PROVIDED, HOWEVER, that this Article VIII shall not be altered, amended or repealed, and no provision inconsistent herewith shall be adopted, without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. The stockholders may prescribe that any By-Laws adopted by them shall not be altered, amended or repealed by the Board of Directors.